                                   ELDERTRUST

                                       and

                            FIRST UNION NATIONAL BANK

                                 as Rights Agent

                                RIGHTS AGREEMENT

                          dated as of October 13, 1999

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
SECTION 1. CERTAIN DEFINITIONS.......................................................................1
SECTION 2. APPOINTMENT OF RIGHTS AGENT...............................................................7
SECTION 3. ISSUE OF RIGHTS CERTIFICATES..............................................................7
SECTION 4. FORM OF RIGHTS CERTIFICATES...............................................................9
SECTION 5. COUNTERSIGNATURE AND REGISTRATION........................................................10
SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND
      EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED,
      DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.................................................11
SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS............................12
SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES......................................14
SECTION 9. RESERVATION AND AVAILABILITY OF SHARES OF BENEFICIAL INTEREST............................14
SECTION 10. SERIES A PREFERRED SHARES RECORD DATE...................................................16
SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS.............17
SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES..............................26
SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER....................26
SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.................................................29
SECTION 15. RIGHTS OF ACTION........................................................................30
SECTION 16. AGREEMENT OF RIGHTS HOLDERS.............................................................31
SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER......................................32
SECTION 18. DUTIES OF RIGHTS AGENT..................................................................32
SECTION 19. COMPENSATION AND INDEMNIFICATION OF THE RIGHTS AGENT....................................35
SECTION 20. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT...............................36
SECTION 21. CHANGE OF RIGHTS AGENT..................................................................36
SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES.....................................................37
SECTION 23. REDEMPTION..............................................................................38
SECTION 24. EXCHANGE................................................................................39
SECTION 25. NOTICE OF CERTAIN EVENTS................................................................40
SECTION 26. NOTICES.................................................................................41
SECTION 27. SUPPLEMENTS AND AMENDMENTS..............................................................42
SECTION 28. SUCCESSORS..............................................................................43
SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD, ETC............................................43
SECTION 30. BENEFITS OF THIS AGREEMENT..............................................................44
SECTION 31. SEVERABILITY............................................................................44
SECTION 32. GOVERNING LAW...........................................................................44
SECTION 33. COUNTERPARTS............................................................................44
SECTION 34. DESCRIPTIVE HEADINGS....................................................................45
SECTION 35. LIMITATION OF OWNERSHIP.................................................................45

EXHIBITS

EXHIBIT A      Form of Articles Supplementary of ElderTrust Classifying and
               Designating a Series of Preferred Shares as Series A Junior
               Participating Preferred Shares and Fixing Distribution and Other
               Preferences and Rights of such Series

EXHIBIT B      Form of Summary of Rights

EXHIBIT C      Form of Rights Certificate

                                RIGHTS AGREEMENT


         Rights Agreement, dated as of October 13, 1999 (this "Agreement"), between ELDERTRUST, a Maryland real estate investment trust (the "Company"), and FIRST UNION NATIONAL BANK (the "Rights Agent").

         WHEREAS, on October 13, 1999 (the "Rights Distribution Declaration Date"), the Board of Trustees of the Company authorized and declared a distribution of one preferred share purchase right (a "Right") for each Common Share (as defined herein) of the Company outstanding at the Close of Business (as defined herein) on the Record Date (as defined herein), and has authorized the issuance of one Right with respect to each Common Share of the Company issued between the Record Date and the Distribution Date (as defined herein), each Right initially representing the right to purchase one one-thousandth of a Series A Junior Participating Preferred Share of the Company having the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption set forth in the form of Articles Supplementary of ElderTrust Classifying and Designating a Series of Preferred Shares as Series A Junior Participating Preferred Shares and Fixing Distribution and Other Preferences and Rights of Such Series, attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1.        CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as defined herein) who or which, together with all Affiliates and Associates (as such terms are defined herein) of such Person, shall be the Beneficial Owner (as defined herein) of 15% or more of the Common Shares then outstanding, but shall not include:

                           (i) the Company;

                           (ii) any Subsidiary of the Company;

                           (iii) any employee benefit plan of the Company or any Subsidiary of the Company;

                           (iv) any Person holding Common Shares for or pursuant to the terms of any such plan to the extent, and only to the extent, of such shares so held; or
                           (v) any "Excluded Holder" as such term is defined in the Declaration of Trust (as defined herein) (but only up to the "Excluded Holder Limit" as provided in the Declaration of Trust).

                  Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" if such Person is then the Beneficial Owner of 15% or more of the Common Shares then outstanding. Notwithstanding the foregoing, if the Board of Trustees of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall again become an "Acquiring Person".

                  (b) "Adjustment Shares" shall have the meaning set forth in
Section 11(a)(ii) hereof.

                  (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as defined herein).

                  (d) "Agreement" shall mean this Rights Agreement as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

                  (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or
                  Section 22 hereof (the "Original Rights") or pursuant to
                  Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                           (ii) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to beneficially own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (e)) or disposing of any voting securities of the Company;

         provided, however, that nothing in this paragraph (e) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. Notwithstanding anything contained in this paragraph (e), a Person shall not be deemed the "Beneficial Owner" of any Common Shares as a result of such Person's Beneficial Ownership of units of limited partnership interest of ElderTrust Operating Limited Partnership.

                  (f) "Board" shall mean the Board of Trustees of the Company.

                  (g) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking or trust institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (h) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (i) "Common Share" when used with reference to the Company shall mean the common shares of beneficial interest, $.01 par value per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the class of capital stock with the greatest aggregate voting power, or the class of equity securities or other equity interests having power to control or direct the management, of such Person.

                  (j) "Common Share Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (k) "Company" shall mean ElderTrust, a Maryland real estate investment trust.

                  (l) "Continuing Trustee" shall mean (i) any member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board as of the date of this Agreement, (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Trustees or (iii) any other Person who subsequently becomes a member of the Board, while such Person is a member of the Board; provided that, any such other Person shall not be deemed a "Continuing Trustee" for purposes of this Agreement as to any vote on the redemption, modification or termination of the Rights provided for in this Agreement until the lapse of 180 days from the date of such other Person's election or appointment to the Board.

                  (m) "Declaration of Trust" shall mean the Articles of Amendment and Restatement of Declaration of Trust of the Company, as the same may be amended from time to time.

                  (n) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth day after the Share Acquisition Date (or, if the tenth day after the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such specified or unspecified later date on or after the Record Date as may be determined by action of a majority of the Continuing Trustees prior to such time as any Person becomes an Acquiring Person, after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan or any Excluded Holder who, upon consummation thereof, would not beneficially own Common Shares in excess of the Excluded Holder Limit) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the beneficial owner of 15% or more of the outstanding Common Shares.

                  (o) "Equivalent Preferred Shares" shall have the meaning set forth in Section 11(b) hereof.

                  (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement.

                  (q) "Exchange Date" shall have the meaning set forth in
Section 7(a) hereof.

                  (r) "Excluded Holder" shall have the same meaning as set forth in the Declaration of Trust.

                  (s) "Excluded Holder Limit" shall have the same meaning as set forth in the Declaration of Trust.

                  (t) "Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

                  (u) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

                  (v) "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (w) "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

                  (x) "Purchase Price" shall have the meaning set forth in
Section 4(a), 11(a)(ii) and 13(a) hereof.

                  (y) "Record Date" shall mean the close of business on October 29, 1999.

                  (z) "Redemption Period" shall have the meaning set forth in
Section 23(a) hereof.

                  (aa) "Redemption Price" shall have the meaning set forth in
Section 23(a) hereof.

                  (bb) "Rights Agent" shall mean First Union National Bank.

                  (cc) "Rights Certificate" shall have the meaning set forth in
Section 3(d) hereof.

                  (dd) "Rights Distribution Declaration Date" shall mean the close of business on October 13, 1999.

                  (ee) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii) hereof.

                  (ff) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (gg) "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

                  (hh) "Securities Act" shall mean the Securities Act of 1933, as amended, as in effect on the date of this Agreement.

                  (ii) "Series A Preferred Shares" shall mean Series A Junior Participating Preferred Shares of Beneficial Interest, $.01 par value per share, of the Company.

                  (jj) "Share Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange

Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (kk) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (ll) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or is otherwise controlled by such Person.

                  (mm) "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                  (nn) "Summary of Rights" shall have the meaning set forth in
Section 3(a) hereof.

                  (oo) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

                  (pp) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                  (qq) "Trustee" shall mean a member of the Board.

SECTION 2.        APPOINTMENT OF RIGHTS AGENT.

         The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon five (5) days' prior notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such Co-Rights Agent.

SECTION 3.        ISSUE OF RIGHTS CERTIFICATES.

         (a) As promptly as practicable following the Record Date, the Company will send or deliver a copy of a Summary of Rights to Purchase Series A Preferred Shares, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier Expiration Date or Final Expiration Date), the transfer of any certificate representing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (b) Rights shall be issued in respect of all Common Shares issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or the Final Expiration Date. Rights shall also be issued to the extent provided in Section 22 in respect of all Common Shares which are issued after the Distribution Date and prior to the Expiration Date. Certificates representing such Common Shares shall also be deemed to be certificates for Rights, and shall bear the following legend (in addition to any other legends that may be required):

                  This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Trust and First Union National Bank (the "Rights Agent"), dated as of October 13, 1999, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Trust. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this Certificate. The Trust will mail to the holder of this Certificate a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor.

                  Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be null and void so long as held, by a holder in any jurisdiction where the requisite qualification of the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (c) Until the Distribution Date (i) the Rights will be evidenced (subject to the provisions of paragraph (a) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company).

         (d) As soon as practicable after the Distribution Date, the Rights Agent upon notification thereof will send by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a rights certificate, in substantially the form of Exhibit C hereto (the "Rights Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11 hereof, at the time of distribution of the Rights Certificates, the Company shall make necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.


SECTION 4.        FORM OF RIGHTS CERTIFICATES.

         (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a Series A Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

         (b) Any Rights Certificate issued pursuant to Section 3(d) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Trustees has determined is part of an agreement, plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Rights Agreement.


SECTION 5.        COUNTERSIGNATURE AND REGISTRATION.

         (a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, in each case either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof. The Rights Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned (but it shall not be necessary for the same signatory to countersign all of the Rights Certificates hereunder). In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or at offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.


SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

         (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or Final Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Series A Preferred Share (or following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

SECTION 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

         (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Series A Preferred Share (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on October 13, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof,
(iii) the time at which such Rights are exchanged (the "Exchange Date") as provided in Section 24 hereof, or (iv) the time at which the Rights expire pursuant to Section 13(d) hereof (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date").

         (b) Each Right shall entitle the registered holder thereof to purchase one one-thousandth of a Series A Preferred Share, and the Purchase Price for each one one-thousandth of a Series A Preferred Share pursuant to the exercise of a Right shall initially be $35.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly and properly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a Series A Preferred Share (or Common Shares, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax or governmental charge in cash, or by certified check, cashier's check or bank draft payable to the order of the Company, the Rights Agent shall, subject to
Section 18(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Series A Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the total number of one one-thousandths of a Series A Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Series A Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Series A Preferred Share as are to be purchased (in which case certificates for the Series A Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14,
(iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) after receipt thereof, promptly deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to
Section 11(a) hereof, the Company will make all arrangements necessary so that such securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Continuing Trustees has determined is part of an agreement, plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.


SECTION 8.        CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.

         All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


SECTION 9.        RESERVATION AND AVAILABILITY OF SHARES OF BENEFICIAL INTEREST.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Series A Preferred Shares (and following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares and/or other securities), the number of Series A Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) that, as provided in this Agreement, including
Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

         (b) In the event the Series A Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of Rights become listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the Common Shares or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company also shall take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Upon any suspension of exercisability of Rights referred to in this Section 9(c), the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable and shall be null and void so long as held by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable, or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

         (d) Subject to Section 11(a)(iii) hereof, the Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a Series A Preferred Share (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for a number of one one-thousandths of a Series A Preferred Share (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for a number of one one-thousandths of a Series A Preferred Share (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a Series A Preferred Share (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.


SECTION 10.       SERIES A PREFERRED SHARES RECORD DATE.

         Each Person in whose name any certificate for a number of one one-thousandths of a Series A Preferred Share (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional Series A Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series A Preferred Share (or Common Share and/or other securities as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Series A Preferred Share (or Common Share and/or other securities as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS.

         The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a distribution on the Series A Preferred Shares payable in Series A Preferred Shares, (B) subdivide the outstanding Series A Preferred Shares, (C) combine the outstanding Series A Preferred Shares into a smaller number of shares or (D) issue any other shares of beneficial interest in the Company in a reclassification of the Series A Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of Series A Preferred Shares or the number and kind of shares of beneficial interest in the Company issuable on such date, as the case may be, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the aggregate adjusted Purchase Price then in effect necessary to exercise a Right in full, the aggregate number and kind of Series A Preferred Shares or the number and kind of shares of beneficial interest in the Company, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Series A Preferred Share (or Common Share or other shares of beneficial interest, as the case may be) transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such distribution, subdivision, combination, or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii) hereof.

                  (ii) Subject to Sections 23 and 24 of this Agreement, in the event that any Person, alone or together with its Affiliates and Associates, shall, at any time after the Rights Distribution Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is (x) a Section 13 Event or (y) an acquisition of Common Shares pursuant to a cash tender offer made pursuant to Section 14(d) of the Exchange Act for all outstanding Common Shares (other than Common Shares beneficially owned by the Person making the offer or by its Affiliates or Associates) at a price and on terms determined by at least a majority of the Continuing Trustees, after receiving advice from one or more investment banking firms, to be (a) fair to shareholders (taking into account all factors which such members of the Board deem relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders, then promptly after the date of occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a Series A Preferred Share, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a Series A Preferred Share for which a Right was or would have been exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement except to the extent set forth in Section 13 hereof) by 50% of the current market price per Common Share (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                  (iii) The Company may at its option substitute for a Common Share issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of Series A Preferred Shares having an aggregate market value equal to the current per share market price of a Common Share. In the event that the number of Common Shares which is authorized by the Declaration of Trust but not outstanding, or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii), the Board shall (acting by concurrence of a majority of the Continuing Trustees), to the extent permitted by applicable law and to the extent permitted by any material agreements or material instruments then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for some or all of the Adjustment Shares, upon exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other shares of beneficial interest in the Company (including, without limitation, Series A Preferred Shares or units of Series A Preferred Shares which the Board has deemed to have the same value as Common Shares) (such shares of beneficial interest being herein called "Common Share Equivalents"),
(4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of an investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which Common Shares and/or cash have an aggregate value equal to the Spread.

         If, upon the occurrence of a Section 11(a)(ii) Event, the Board shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, then if the Board so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the
Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the first sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) per Common Share on the Section 11(a)(ii) Trigger Date and the value of any Common Share Equivalent shall be deemed to have the same value as a Common Share on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive Common Shares upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

         (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Series A Preferred Shares (or shares having the same preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption as the Series A Preferred Shares ("Equivalent Preferred Shares") or securities convertible into Series A Preferred Shares at a price per Series A Preferred Share or Equivalent Preferred Share (or having a conversion price per Series A Preferred Share, if a security convertible into Series A Preferred Shares) less than the current per share market price of the Series A

Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Series A Preferred Shares outstanding on such record date, plus the number of Series A Preferred Shares which the aggregate offering price of the total number of Series A Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Series A Preferred Shares outstanding on such record date, plus the number of additional Series A Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Series A Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for a distribution to all holders of Series A Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) of evidences of indebtedness, cash (other than a regular quarterly cash distribution of the Company), assets (other than a distribution payable in Series A Preferred Shares, but including any distribution payable in shares of beneficial interest other than Series A Preferred Shares), or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Series A Preferred Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Series A Preferred Share and the denominator of which shall be such current per share market price of the Series A Preferred Shares. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "current market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as defined herein) immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the current market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If on any such date no market maker is making a market in the Common Share, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business, or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the term "Trading Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Common Shares are not publicly held or not listed or traded,

"current market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "current market price" per Series A Preferred Share shall be determined in the same manner as set forth above for the Common Shares in clause (i) of this
Section 11(d) (other than the last sentence thereof). If the current market price per Series A Preferred Share cannot be determined in the manner provided above or if the Series A Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per Series A Preferred Share shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as share splits, share distributions and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current market price per Common Share. If neither the Common Shares nor the Series A Preferred Shares are publicly held or so listed or traded, "current market price" per Series A Preferred Share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-thousandth of a Series A Preferred Share shall be equal to the "current market price" of one Series A Preferred Share divided by 1,000.

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one one-millionth of a Series A Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), an adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of beneficial interest in the Company other than Series A Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Preferred Shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j),
(k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Series A Preferred Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Series A Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Series A Preferred Share (calculated to the nearest one one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a Series A Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Series A Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Series A Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then-par value, if any, of the number of one one-thousandths of a Series A Preferred Share issuable upon exercise of the Rights, the Company shall take any trust action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable such number of one one-thousandths of a Series A Preferred Share at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a Series A Preferred Share and other shares of beneficial interest in or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a Series A Preferred Share and other shares of beneficial interest in or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Series A Preferred Shares, (ii) issuance wholly for cash of any Series A Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Series A Preferred Shares or securities which by their terms are convertible into or exchangeable for Series A Preferred Shares, (iv) share distributions or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Series A Preferred Shares shall not be taxable to such shareholders.

         (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Distribution Declaration Date and prior to the Distribution Date (i) declare a distribution on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

SECTION 12.       CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.

         Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Series A Preferred Shares and the Common Shares a copy of such certificate and (c) mail or deliver a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.


SECTION 13.       CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR
                  EARNING POWER.

         (a) Subject to Section 23 of this Agreement, in the event that, following the Share Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving entity of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall, upon the expiration of the Redemption Period (as defined in Section 23(a)), thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a Series A Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one one-thousandths of a Series A Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a
Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which product, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price per Common Share of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein);
(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Trust" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof (other than Sections 11(a)(ii) and 11(a)(iii)) shall apply only to such Principal Party following the first occurrence of a
Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) and
Section 11(a)(iii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

         (b)      "Principal Party" shall mean

                           (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                           (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

         (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
(a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party will:

                           (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities
                           Act) until the Expiration Date;

                           (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act;

                           (iii) use its best efforts to obtain any necessary regulatory approvals in respect of the securities purchasable upon exercise of outstanding Rights; and

                           (iv) use its best efforts, if such Common Shares of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the securities of the Principal Party purchasable upon exercise of the Rights shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by such other system then in use.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

         (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and
(y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons (or a wholly owned subsidiary of any such Person or Persons) who acquired Common Shares pursuant to a cash tender offer for all outstanding Common Shares which complies with the provisions of Section 11(a)(ii) hereof,
(ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such cash tender offer and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such cash tender offer. Upon consummation of any such transaction contemplated by this
Section 13(d), all Rights hereunder shall expire.


SECTION 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company shall not be required to issue fractions of Rights except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of the whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, or, in case no such sale takes place on such day, the average of the high bid and low asked prices, in either case as reported by the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used. In the event the Rights are listed or admitted to trading on a national securities exchange, the closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the high bid and low asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to the national securities exchange on which the Rights are listed or admitted to trading.

         (b) The Company shall not be required to issue fractions of Series A Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Series A Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Series A Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Series A Preferred Share). In lieu of fractional Series A Preferred Shares that are not integral multiples of one one-thousandth of a Series A Preferred Share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a Series A Preferred Share. For purposes of this Section 14(b), the current market value of one one-thousandth of a Series A Preferred Share shall be one one-thousandth of the closing price of a Series A Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of one of the events specified in Section 11 giving rise to the right to receive Common Shares, Common Share Equivalents or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of Common Shares, Common Share Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares, Common Share Equivalents or other securities. In lieu of fractional Common Shares, Common Share Equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised, as herein provided, an amount in cash equal to the same fraction of the current market value of one (1) Common Share, Common Share Equivalents or other securities. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (d) The holder of a Right by the acceptance of the Right(s) expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.


SECTION 15.       RIGHTS OF ACTION.

         All rights of action in respect of this Agreement, except the rights of action vested in the Rights Agent pursuant to Section 18 and Section 19 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations hereunder of any Person subject to this Agreement.


SECTION 16.       AGREEMENT OF RIGHTS HOLDERS.

         Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form of assignment and the certificate contained therein duly completed and executed;

         (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated certificate for Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be affected by any notice to the contrary; and

         (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any government authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.


SECTION 17.       RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.

         No holder, as such, of any Rights Certificate shall be entitled to vote, receive distributions or be deemed for any purpose the holder of the Series A Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of Trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any trust action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.


SECTION 18.       DUTIES OF RIGHTS AGENT.

         The Rights Agent undertakes only the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for any action taken or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any person believed by the Rights Agent to be any one of the President, Chief Executive Officer, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent, and the Rights Agent shall incur no liability for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith, or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent is serving as an administrative agent and shall not be under any responsibility in respect of the validity of any provision of this Agreement or the execution and delivery of this Agreement (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment required under any of the provisions hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Series A Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Series A Preferred Shares will, when so issued, be validly authorized and issued, fully paid and non-assessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be any one of the President, Chief Executive Officer, a Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted to be taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instruction in response to such application specifying the action to be taken, suffered or omitted.

         (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person or legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct; provided, however, the Rights Agent was not grossly negligent in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         (l) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.


SECTION 19.       COMPENSATION AND INDEMNIFICATION OF THE RIGHTS AGENT.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its officers, employees, agents and directors for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent or such other indemnified party in connection with the acceptance and administration of this Agreement and the exercise of its duties hereunder, including but not limited to the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

         (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement or the exercise of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         (c) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action unless such loss or damage results from the gross negligence, bad faith or willful misconduct of the Rights Agent.

SECTION 20.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.

         (b) In case at any time the name of the Rights Agent shall be changed and at any such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.


SECTION 21.       CHANGE OF RIGHTS AGENT.

         (a) The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Series A Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Series A Preferred Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of the State of Maryland or New York (or of any other state of the United States so long as such Person is authorized to do business as a banking institution in the State of Maryland or New York), in good standing, having an office in the State of Maryland or New York which is authorized under such laws to exercise corporate trust power and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million or (ii) an Affiliate of such a Person described in clause
(i). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Series A Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         (b) In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.


SECTION 22.       ISSUANCE OF NEW RIGHTS CERTIFICATES.

         Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind of class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date (other than upon exercise of a Right) and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of share options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.


SECTION 23.       REDEMPTION.

         (a) The Board may, at its option, at any time during the period commencing on the Rights Distribution Declaration Date and ending on the earlier of (i) the Close of Business on the tenth day following the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), as such period may be extended or shortened in the discretion of the Board (the "Redemption Period") or (ii) the Close of Business on the Final Expiration Date, cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $.005 per Right, as such amount may be appropriately adjusted to reflect any share split, share distribution or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that, if the Board authorizes redemption of the Rights or a change in the Redemption Period in either of the circumstances set forth in clauses (i) and (ii) below, then there must be Continuing Trustees then in office and such authorization shall require the concurrence of a majority of such Continuing Trustees: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (ii) such authorization occurs during the 180-day period from the date of a change (resulting from a proxy or consent solicitation effected in compliance with applicable law and regulations) in a majority of the Trustees in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or if a majority of the Trustees in office at the commencement of such solicitation has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless, concurrently with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding Common Shares not beneficially owned by such Person (or by its Affiliates or Associates). If, following the occurrence of a Share Acquisition Date and following the expiration of the Company's right of redemption hereunder (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding Common Shares, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, and (iii) the Board (with the concurrence of a majority of the Continuing Trustees) shall so approve, then the Company's right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
Section 11(a)(ii) Event or a Section 13 Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board.

         (b) Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.


SECTION 24.       EXCHANGE.

         (a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) or Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any share split, share distribution or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

         (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) or Section 7(e) hereof) held by each holder of Rights.

         (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

         (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph
(d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.


SECTION 25.       NOTICE OF CERTAIN EVENTS.

         (a) In case the Company shall propose, at any time after the Distribution Date (i) to pay any distribution payable in shares of beneficial interest of any class to the holders of Series A Preferred Shares or to make any other distribution to the holders of Series A Preferred Shares (other than a regular quarterly cash distribution) or (ii) to offer to the holders of Series A Preferred Shares rights or warrants to subscribe for or to purchase any additional Series A Preferred Shares or shares of beneficial interest of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Series A Preferred Shares (other than a reclassification involving only the subdivision of outstanding Series A Preferred Shares), or
(iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share distribution, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Series A Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Series A Preferred Shares for purposes of such action and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Series A Preferred Shares, whichever shall be the earlier.

         (b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26 hereof, a notice of the occurrence of such event which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Series A Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.


SECTION 26.       NOTICES.

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           ElderTrust
                           101 East State Street, Suite 100
                           Kennett Square, PA  19348

                           Attention:  D. Lee McCreary, Jr.
                                       President and Chief Executive Officer
                           with a copy (which shall not constitute notice) to:

                           J. Warren Gorrell, Jr.
                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, DC   20004-1109

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           First Union National Bank
                           1525 West W.T. Harris Blvd. 3C3
                           Charlotte, North Carolina 28288-1153

                           Attention:  Shareholder Services Group

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to any such holder at the address of such holder as shown on the registry books of the Company.


SECTION 27.       SUPPLEMENTS AND AMENDMENTS.

         Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this
Section 27, the Company may, and the Rights Agent shall at any time and from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, however, that this Agreement may not be supplemented or amended (A) to lengthen a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, (B) to lengthen any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person) or (C) to change any rights or duties of the Rights Agent under this Agreement without the prior approval of the Rights Agent (which approval shall not be unreasonably withheld and shall be conclusively evidenced by the Rights Agent's execution of any such supplement or amendment). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the number of one one-thousandths of a Series A Preferred Share for which a Right is exercisable or the Purchase Price; provided, however, that at any time prior to the Distribution Date, the Company may amend this Agreement to increase the Purchase Price. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.


SECTION 28.       SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


SECTION 29.       DETERMINATIONS AND ACTIONS BY THE BOARD, ETC.

         For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board (with, where specifically provided for herein, the concurrence of a majority of the Continuing Trustees) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of a majority of the Continuing Trustees) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of at least a majority of the Continuing Trustees) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject any Trustee to any liability to the holders of the Rights.


SECTION 30.       BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Shares).


SECTION 31.       SEVERABILITY.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.


SECTION 32.       GOVERNING LAW.

         This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with laws of such State.


SECTION 33.       COUNTERPARTS.

         This Agreement may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.


SECTION 34.       DESCRIPTIVE HEADINGS.

         Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


SECTION 35.       LIMITATION OF OWNERSHIP.

         Notwithstanding anything to the contrary in this Agreement, a Person's ability to acquire Series A Preferred Shares and/or Common Shares of the Company under this Agreement shall be limited to only such number of Series A Preferred Shares and/or Common Shares, as the case may be, as would not cause any such Person or any other Person (taking into account the attribution rules of the Internal Revenue Code) to exceed the ownership limits set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


ATTEST:                                  ELDERTRUST


By: /s/ Kelly McAteer                    By: /s/ D. Lee McCreary, Jr.
   --------------------------------         ------------------------------------
   Name:   Kelly McAteer                    Name:  D. Lee McCreary, Jr.
   Title:  Assistant Secretary              Title: President and Chief Executive
                                                   Officer



ATTEST:                                  FIRST UNION NATIONAL BANK


By: /s/ Holly Drummond                   By: /s/ Victor W. LaTessa
   --------------------------------         ------------------------------------
   Name:  Holly Drummond                    Name:  Victor W. LaTessa
   Title: Corporate Trust Officer           Title: Vice President

                                                                      Exhibit A


                                   ELDERTRUST


                              ====================

                      Articles Supplementary of ElderTrust
                     Classifying and Designating a Series of
                               Preferred Shares as
                          Series A Junior Participating
                              Preferred Shares and
                    Fixing Distribution and Other Preferences
                            and Rights of Such Series


                              ====================

         ElderTrust, a Maryland real estate investment trust (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland pursuant to Section 8-203 of the Annotated Code of Maryland that:

         FIRST: Pursuant to authority granted by the Articles of Amendment and Restatement of Declaration of Trust of the Company, the Board of Trustees on October 13, 1999 adopted a resolution designating and classifying 16,000 unissued and unclassified preferred shares of beneficial interest, par value $.01 per share, of the Company as Series A Junior Participating Preferred Shares.

         SECOND: The following is a description of the Series A Junior Participating Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications, terms and conditions of redemption thereof:

         Section 1. Number of Shares and Designation. This class of preferred shares of beneficial interest shall be designated as "Series A Junior Participating Preferred Shares," having a par value $.01 per share, and the number of shares which shall constitute such series shall be 16,000. Such number may be increased or decreased from time to time by resolution of the Board of Trustees and by the filing of articles supplementary in accordance with the Annotated Code of Maryland; provided, that no decrease shall reduce the number of Series A Junior Participating Preferred Shares to a number less than the number of such shares then outstanding plus the number of such shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Junior Participating Preferred Shares.

         Section 2. Definitions. For purposes of the Series A Junior Participating Preferred Shares, the following terms shall have the meanings indicated:

                  "Adjustment Number" shall have the meaning set forth in
         Section 6(A).

                  "Average Market Value" shall have the meaning set forth in
         Section 8.

                  "Board of Trustees" shall mean the Board of Trustees of the Company or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series A Preferred Shares.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  "Common Adjustment" shall have the meaning set forth in
         Section 6(A).

                  "Parity Shares" shall have the meaning set forth in Section 5(A).

                  "Quarterly Distribution Payment Date" shall mean the 15th day (or, if such day is not a Business Day, the next Business Day thereafter) of February, May, August and November of each year, commencing November 15, 1999.

                  "Rights Declaration Date" shall mean October 13, 1999.

                  "Senior Preferred Shares" shall mean preferred shares of beneficial interest of the Company ranking prior and superior to the Series A Preferred Shares with respect to dividends and distributions of the Company.

                  "Series A Junior Liquidation Preference" means an amount per Series A Preferred Share equal to $35,000.

                  "Series A Preferred Shares" shall mean the Series A Junior Participating Preferred Shares.

         Section 3.        Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any Senior Preferred Shares (or any similar shares of beneficial interest) of the Company, the holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for payment of dividends or distributions, quarterly dividends or distributions payable in cash on the Quarterly Distribution Payment Date, commencing on the first Quarterly Distribution Payment Date after first issuance of a Series A Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends and distributions, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends and distributions (other than dividends and distributions payable in Common Shares of the Company, or a subdivision of the outstanding Common Shares (by reclassification or otherwise)) declared on the Common Shares, since the immediately preceding Quarterly Distribution Payment Date, or, with respect to the first Quarterly Distribution Payment Date, since the first issuance of a Series A Preferred Share or fraction thereof. In the event the Company shall at any time after October 13, 1999 (the "Rights Declaration Date") (i) declare or pay any dividend or distribution on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (B) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on any Common Shares (other than a dividend or distribution payable in Common Shares); provided, that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Distribution Payment Date and the next subsequent Quarterly Distribution Payment Date, a dividend of $10.00 per Series A Preferred Share shall nevertheless be payable on such subsequent Quarterly Distribution Payment Date.

                  (C) Dividends and distributions shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Distribution Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date set for the first Quarterly Distribution Payment Date, in which case dividends and distributions on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Distribution Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly distribution and before such Quarterly Distribution Payment Date, in either of which events such dividends and distributions shall begin to accrue and be cumulative from such Quarterly Distribution Payment Date. Accrued but unpaid dividends and distributions shall not bear interest. Dividends and distributions paid on the Series A Preferred Shares in an amount less than the total amount of such dividends and distributions at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Trustees may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 4. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend or distribution on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other shares of beneficial interest of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

                  (C) Except as set forth herein, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

         Section 5.        Certain Restrictions.

                  (A) Whenever dividends or distributions payable on the Series A Preferred Shares as provided in Section 3 are not paid, thereafter and until such dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Company shall not:

                           (i) declare or pay dividends or distributions on, or
                  redeem or purchase or otherwise acquire for consideration, any shares of beneficial interest ranking junior (either as to dividends or distributions, or upon liquidation, dissolution or winding up) to the Series A Preferred Shares; or

                           (ii) declare or pay dividends or distributions on any
                  shares of beneficial interest ranking on a parity (either as to dividends or distributions, or upon liquidation, dissolution or winding up) (the "Parity Shares") with the Series A Preferred Shares, except dividends or distributions paid ratably on the Series A Preferred Shares and all such Parity Shares on which dividends and distributions are payable in proportion to the total amounts to which the holders of all such shares are then entitled; or

                           (iii) redeem or purchase or otherwise acquire for
                  consideration any Parity Shares, provided that the Company may at any time redeem, purchase or otherwise acquire any such Parity Shares in exchange for any Shares of the Company ranking junior (either as to dividends or distributions, or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

                           (iv) redeem or purchase or otherwise acquire for
                  consideration any Series A Preferred Shares, or any Parity Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trustees) to all holders of such shares upon such terms as the Board of Trustees, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of beneficial interest of the Company unless the Company could, under paragraph (A) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

         Section 6.        Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no dividend or distribution shall be made to the holders of shares of beneficial interest ranking junior (either as to dividends or distributions, or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received (i) $35,000 per share, plus (ii) any unpaid dividends and distributions accrued and unpaid thereon, whether or not declared, to the date of such payment (the "Series A Junior Liquidation Preference"). Following the payment of the full amount of the Series A Junior Liquidation Preference, no additional dividends or distributions shall be made to the holders of Series A Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Junior Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as share splits, share dividends and share distributions, and recapitalizations with respect to the Common Shares) (such number in clause (ii) immediately above as so adjusted being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Junior Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Preferred Shares and Common Shares, respectively, holders of Series A Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Preferred Shares and Common Shares, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Junior Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank on a parity with the Series A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.

                  (C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend or distribution on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed into such shares or securities, cash and/or any other property in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Shares is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend or distribution on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares (as previously adjusted, if any prior adjustment has occurred) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         Section 8. Redemption at the Option of the Board of Trustees. The outstanding Series A Preferred Shares may be redeemed as a whole, but not in part, at any time, or from time to time, at the option of the Board of Trustees, at a cash price per share equal to 105 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Shares, plus (ii) all dividends and distributions which on the redemption date are payable on the shares to be redeemed and have not been paid, earned or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" of the Series A Preferred Shares shall equal the average of the closing sale prices of the Common Shares during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such shares are listed, or, if such shares are not listed on any such exchange, the average of the closing sale prices with respect to a Common Shares during such 30-day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Shares as determined by the Board in good faith.

         Section 9. Shares to be Retired. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred shares of beneficial interest of the Company and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Trustees, subject to the conditions and restrictions on issuance set forth herein, or reclassified as Common Shares or other shares of the Company as provided in the Company's Declaration of Trust.

         Section 10. Ranking. Notwithstanding anything contained herein to the contrary, the Series A Preferred Shares shall rank junior to all other series of the Company's Preferred Shares as to voting rights, the payment of dividends and distributions, and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

         Section 11. Amendment. The Declaration of Trust of the Company shall not be further amended, nor shall Articles Supplementary be filed or amended, in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding Series A Preferred Shares, voting separately as a class.

         Section 11. Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holders, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Shares.

                       [Page Break Intentionally Inserted]

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be duly executed by its President and Chief Executive Officer and attested by its Assistant Secretary this ____ day of October, 1999.


                               ELDERTRUST


                               By:
                                  ---------------------------------------------
                                  Name:   D. Lee McCreary, Jr.
                                  Title:  President and Chief Executive Officer


         I, Kelly McAteer, Assistant Secretary, hereby acknowledge on behalf of ElderTrust that the foregoing Articles Supplementary are the act of said trust under the penalties of perjury.


Attest:




-----------------------
Kelly McAteer

                                                                     Exhibit B


                          SUMMARY OF RIGHTS TO PURCHASE
                 SERIES A JUNIOR PARTICIPATING PREFERRED SHARES


         On October 13, 1999, the Board of Trustees of ElderTrust (the "Company") declared a distribution of one right ("Right") for each outstanding common share of beneficial interest (the "Common Shares") of the Company. The distribution is payable to holders of record of the Common Shares as of the close of business on October 29, 1999. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a Series A Junior Participating Preferred Share ("Preferred Share") at a price of $35.00 per one one-thousandth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank, as Rights Agent (the "Rights Agent").

         Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Shares and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Share Acquisition Date") or (ii) 10 business days (or such later date as the Board of Trustees may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). As defined in the Rights Agreement, the term "Acquiring Person" does not include
(i) the Company, (ii) any subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company; (iv) any person holding Common Shares pursuant to the terms of any such plan; or (v) any "Excluded Holder" (as defined in the Company's Declaration of Trust) (but only up to the "Excluded Holder Limit" as provided in the Declaration of Trust.

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates, and will be transferred with and only with the Common Share certificates, (ii) new Common Share certificates issued after October 29, 1999 upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 20, 2009, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Trustees, only Common Shares issued prior to the Distribution Date will be issued with Rights.

         In the event that a person becomes the beneficial owner of 15% or more of the then outstanding Common Shares (except, among other things, pursuant to an offer for all outstanding Common Shares which the Board of Trustees determines to be fair to and otherwise in the best interests of the Company and its shareholders), each holder of a Right will, after the end of the Redemption Period (as defined below), have the right (subject to the ownership limit and other ownership restrictions contained in the Company's Declaration of Trust) to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at a Purchase Price of $35.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $70.00 worth of Common Shares (or other consideration, as noted above) for $35.00. Assuming that the Common Shares had a per share value of $10.00 at such time, the holder of each valid Right would be entitled to purchase seven Common Shares for $35.00.

         In the event that, at any time following the Share Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving entity (other than a merger which follows an offer described in the second preceding paragraph), or
(ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the Redemption Period, have the right to receive, upon exercise, shares of common stock of the acquiring entity having a value equal to two times the Purchase Price of the Right (e.g., shares of common stock of the acquiring entity having a value of $70.00 for the $35.00 Purchase Price).

         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Trustees of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         The Purchase Price payable, and the number of one one-thousandths of a Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

         In general, the Board of Trustees of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on October 13, 1999, and ending on the tenth day following the Share Acquisition Date, as such period may be extended or shortened by the Board of Trustees (the "Redemption Period") at a price of $.005 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Board of Trustees). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Trustees. After the Redemption Period has expired, the Company's right of redemption may be reinstated (with the concurrence of the Continuing Trustees) if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company and, at that time, there are no other Acquiring Persons. Immediately upon the action of the Board of Trustees of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of $.005 per Right.

         The term "Continuing Trustee" means (i) any member of the Board of Trustees of the Company who was a member of the Board of Trustees prior to the date of the Rights Agreement, (ii) any person who subsequently becomes a member of the Board, if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Trustees, but shall not include an Acquiring Person or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities, and (iii) any other person who subsequently becomes a member of the Board, provided that such other person shall not be deemed a Continuing Trustee as to any vote on the redemption, modification or termination of the Rights until the lapse of 180 days from the date of such other person's election or appointment to the Board.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive distributions. While the distribution of the Rights will not be subject to federal taxation to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as described above.

                                      * * *

                                                                    Exhibit C


                          [Form of Rights Certificate]


                   Certificate No. R-                Rights

         NOT EXERCISABLE AFTER OCTOBER 13, 2009 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE BOARD OF TRUSTEES OF THE COMPANY, AT $.005 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] */

         THE PREFERRED SHARES ISSUABLE UPON EXERCISE OF THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP PRIMARILY FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY'S DECLARATION OF TRUST, AS IT MAY FROM TIME TO TIME BE AMENDED OR SUPPLEMENTED, NO PERSON MAY BENEFICIALLY OWN (A) COMMON SHARES OF BENEFICIAL INTEREST IN THE




------------------
*/      The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceeding sentence.

         COMPANY IN EXCESS OF 8.6 PERCENT IN NUMBER OR VALUE OF THE OUTSTANDING COMMON SHARES OF BENEFICIAL INTEREST IN THE COMPANY, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER OR EXCLUDED HOLDER, OR (B) WITH RESPECT TO ANY CLASS OF SERIES OF PREFERRED SHARES OF BENEFICIAL INTEREST IN THE COMPANY, IN EXCESS OF 9.9 PERCENT IN NUMBER OR VALUE OF THE OUTSTANDING PREFERRED SHARES IN SUCH CLASS OR SERIES, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER OR EXCLUDED HOLDER. SEPARATE RESTRICTIONS SET FORTH IN
         ARTICLE VII OF THE DECLARATION OF TRUST OF THE COMPANY APPLY TO RESTRICT THE PERMISSIBLE CONSTRUCTIVE OWNERSHIP OF SHARES OF BENEFICIAL INTEREST. ANY PERSON WHO BENEFICIALLY OWNS OR ATTEMPTS TO BENEFICIALLY OWN SHARES OF BENEFICIAL INTEREST IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. ANY COMMON OR PREFERRED SHARES ACQUIRED OR BENEFICIALLY OWNED IN VIOLATION OF THE OWNERSHIP LIMIT WILL BE TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A DESIGNATED CHARITABLE BENEFICIARY (WITH THE PERSON WHO ACQUIRED SUCH SHARES IN VIOLATION OF THE OWNERSHIP LIMIT NOT ENTITLED TO RECEIVE ANY DISTRIBUTIONS THEREON, TO VOTE SUCH SHARES, OR TO RECEIVE ANY PROCEEDS FROM THE SUBSEQUENT SALE THEREOF IN EXCESS OF THE LESSER OF THE PRICE PAID THEREFOR OR THE AMOUNT REALIZED FROM ANY SUCH SALE); AND CERTAIN PURPORTED ACQUISITIONS OF COMMON OR PREFERRED SHARES IN EXCESS OF SUCH LIMITATIONS MAY BE VOID AB INITIO. A PERSON WHO ATTEMPTS TO BENEFICIALLY OWN COMMON OR PREFERRED SHARES IN VIOLATION OF THE OWNERSHIP LIMITATIONS SET FORTH IN ARTICLE VII OF THE COMPANY'S DECLARATION OF TRUST SHALL HAVE NO CLAIM, CAUSE OF ACTION, OR ANY OTHER RECOURSE WHATSOEVER AGAINST A TRANSFEROR OF SUCH SHARES. A COPY OF THE COMPANY'S DECLARATION OF TRUST, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER REFERRED TO ABOVE, WILL BE SENT WITHOUT CHARGE TO EACH HOLDER OF RIGHTS WHO SO REQUESTS.

                               Rights Certificate
                               ------------------

                                   ELDERTRUST

         This certifies that ____________________, or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 13, 1999 (the "Rights Agreement"), between ElderTrust, a Maryland real estate investment trust (the "Trust"), and First Union National Bank (the "Rights Agent"), to purchase from the Company at any time prior to October 13, 2009 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable Series A Junior Participating Preferred Share, $.01 par value per share (the "Preferred Shares"), of the Company, at a purchase price of $_____ per one one-thousandth share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ____________ __, ____, based on the Preferred Shares as constituted as of such date, and are subject to adjustment upon the happening of certain events as provided in the Rights Agreement.

         From and after the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), the Rights evidenced by this Rights Certificate beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), which the Continuing Trustees, in their sole discretion, determine is or was involved in or caused or facilitated, directly or indirectly (including through any change in the Board of Trustees), such Section 11(a)(ii) Event, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person shall, in each case, become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate, are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.005 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Share Acquisition Date (as such time period may be changed in the discretion of the Board of Trustees pursuant to the Rights Agreement), and (ii) the Final Expiration Date (as such term is defined in the Rights Agreement). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Trustees. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company, and such reinstatement is approved by the Company's Board of Trustees (with the concurrence of a majority of the Continuing Trustees).

         At any time after a person becomes an Acquiring Person, the Board of Trustees of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or distributions or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                       [Page Break Intentionally Inserted]

         WITNESS the facsimile signature of the proper officers of the Company and its trust seal.

Dated as of ____________ __, ____


ATTEST:                                  ELDERTRUST


By:________________________________      By:________________________________
   Name:                                    Name:
   Title:                                   Title:


COUNTERSIGNED:


FIRST UNION NATIONAL BANK


By:________________________________
   Name:
   Title:

                  [Form of Reverse Side of Rights Certificate]



                               FORM OF ASSIGNMENT
                               ------------------


(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED ____________________________________________________________
hereby sells, assigns and transfers unto ______________________________________
_______________________________________________________________________________
(Please print name and address of transferee)


_______________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: ____________ __, ____



                                                     --------------------------
                                                     Signature


Signature Guaranteed:

                                   Certificate
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);






         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated: ____________ __, ____
                                           -----------------------------------
                                           Signature


Signature Guaranteed:

                                     NOTICE
                                     ------


         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

(To be executed if the registered holder desires to exercise Rights represented by the Rights Certificate.)


To:_________________

         The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


_______________________________________________________________________________
(Please print name and address)

_______________________________________________________________________________


Please insert social security
or other identifying number:___________________________

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Please insert social security
or other identifying number:_________________________

_____________________________________________________


Dated: ____________ __, ____



                                                  -----------------------------
                                                  Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated: ____________ __, ____
                                            -----------------------------------
                                            Signature


Signature Guaranteed:

                                     NOTICE
                                     ------

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.